                                                                                 EXHIBIT 21

                                                                                  Voting
                                                        Where                    Securities
                                                        Incorporated               Owned
                                                        ------------             ----------
Marines C.A. (7)                                        Ecuador                   100%(1)

Maderas Secas C.A. (Maseca) (3)                         Ecuador                   100%(1)

Ecuatoriana de Crustaceos, S.A.(4)                      Ecuador                   100%(1)

Balmanta S.A. (3)                                       Ecuador                   100%(1)

Productos del Pacifico, S.A.                            Ecuador                   100%(1)

Frabepasa S.A. (8)                                      Ecuador                   100%(1)

Compania Ecuatoriana de Balsa, S.A.                     Ecuador                   100%(1)

Servicios Contables, S.A.(6)                            Ecuador                   100%(1)

Vanalarva, S.A.(7)                                      Ecuador                   100%(1)

Tecnicos Del Centro Tedece S.A.(2)                      Ecuador                   100%(1)

Balsa Ecuador Lumber Corporation                        New Jersey                100%

Balsa Development Corporation                           New Jersey                100%

Sanlam Corporation                                      New York                  100%

Baltek, S.A.                                            France                    100%(1)

Baltek, Ltd.                                            Great Britain             100%(1)

Pacific Timber Ltd.(5)                                  Great Britain             100%(1)

Cryogenic Structures Corporation                        Delaware                   94%

Baltek GmbH                                             Germany                   100%

Plantaciones De Balsa, S.A.                             Ecuador                   100%(1)

Baltek Foreign Sales Corporation                        U.S. Virgin
                                                        Islands                   100%

Crustacea Corporation                                   Delaware                  100%

Fomentadora De Balsa, S.A.                              Ecuador                   100%(1)

Futuracorp. S.A. (2)                                    Ecuador                   100%(1)

Baltek Scandinavia Aps (9)                              Denmark                   100%

(1) Includes qualifying shares in the names of individuals associated with the Company.

(2) Wholly-owned by Maderas Secas C.A., Balmanta, S.A., Compania Ecuatoriana de Balsa, S.A., Productos del Pacifico, S.A. and Servicios Contables, S.A.

(3) Wholly-owned by Products del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.

(4) Wholly-owned by Maderas Secas, C.A., Balmanta, S.A., Baltek Corporation and Marines C.A.

(5)  Wholly-owned by Baltek Ltd.

(6) Wholly-owned by Compania Ecuatoriana de Balsa, S..A., Maderas Secas C.A., Balmanta, S.A., and Productos del Pacifico, S.A.

(7)  Wholly-owned by Ecuatoriana de Crustaceos, S.A., and Baltek Corporation.

(8)  Wholly-owned by Servicios Contables, S.A.

(9)  Wholly-owned by Baltek, S.A.

         The above subsidiaries are included in the Company's consolidated financial statements.